UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 21, 2018

United States Steel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
(Address of principal executive offices)	(Zip Code)

(412) 433-1121

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  On December 21, 2018, United States Steel Corporation (the “Corporation”) entered into a letter agreement (the “Agreement”) with Douglas R. Matthews, Senior Vice President — Industrial, Service Center & Mining Solutions and Interim Head — Tubular, providing Mr. Matthews with certain pension make-whole, retention and other payments in consideration for his continued employment with the Corporation beyond the date on which he was eligible for an immediate retirement under the United States Steel Corporation Plan for Employee Pension Benefits (Revision of 2003) (the “Qualified Plan”) and the Non-Tax Qualified Pension Plan (the “Non-Qualified Plan”).

Under the Agreement, the Corporation agrees to pay Mr. Matthews: (i) a lump sum of $75,000, payable in January 2019 provided he remains in the employ of the Corporation through the payment date; (ii) a lump sum equal to the difference, if any, by which the benefits payable under the Qualified Plan and the Non-Qualified Plan calculated at his retirement are less than the amount of those benefits payable if Mr. Matthews had retired when he became eligible for an immediate retirement in February 2018, to be payable in accordance with the requirements of Section 409A of the Internal Revenue Code (“Section 409A”); and (iii) a lump sum equal to 4% interest compounded annually, from May 1, 2018 through the date of retirement, on the lump sum payment amount of Mr. Matthews’ benefits under the Qualified Plan and the Non-Qualified Plan,  to be payable in accordance with the requirements of Section 409A. Additionally, the Agreement provides that Mr. Matthews is eligible for an award of restricted stock units in accordance with the performance metrics provided therein, to be granted in February 2019.  Under the Agreement, Mr. Matthews has agreed: (i) generally not to directly or indirectly compete with the Corporation for a period of 12 months following termination of employment with the Corporation and (ii) not to disclose the Corporation’s confidential information and trade secrets.

The consideration described above is in addition to any salary, annual incentive, long-term incentive and any other post-employment benefits that Mr. Matthews may be entitled to receive under the Corporation’s employee benefit plans and programs.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed with the Corporation’s Form 10-K for the year ended December 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By:	/s/ Kevin P. Bradley
Name: Kevin P. Bradley
Title: Executive Vice President & Chief Financial Officer

Dated: December 27, 2018